Exhibit 10.3

Execution Version

WAIVER AND AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

This WAIVER AND AMENDMENT NO. 2 (this “Amendment”), dated as of August 11, 2011, relating to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 31, 2010, among PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation (“Borrower”), each lender from time to time party thereto (collectively, the “Lenders ”), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (the “Administrative Agent”), is by and among Borrower, the Lenders and Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 7.11(c) of the Credit Agreement, Borrower agreed that it shall not permit Consolidated EBITDA to be less than $60.0 million for any Measurement Period (the “Financial Maintenance Covenant”);

WHEREAS, Borrower has requested that the Administrative Agent and the Lenders agree, subject to the terms and conditions of this Amendment, to (i) waive the Covered Covenant Default (as defined below) under the Credit Agreement and (ii) effect amendments to the Credit Agreement set forth herein;

WHEREAS, the Lenders party hereto (the “Consenting Lenders”) constitute all of the Lenders under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1.      Waiver of Existing Default.  In reliance upon the representations and warranties of Borrower set forth in Article 3 below and subject to the conditions precedent set forth in Article 4 of this Amendment, the Consenting Lenders hereby waive any Default and Events of Default consisting of the failure of Borrower to satisfy the Financial Maintenance Covenant as it relates to the Measurement Period ending on June 30, 2011 and the failure of Borrower to promptly notify the Admin-istrative Agent and each Lender of such Default (collectively, the “Covered Covenant Default”).

SECTION 2.      Amendments to Credit Agreement.  In reliance upon the representations and warranties of Borrower set forth in Article 3 below and subject to the conditions precedent set forth in Article 4 of this Amendment, Section 7.11(c) of the Credit Agreement is deleted in its entirety and replaced with the following:

(c)          Permit Consolidated EBITDA to be less than $55.0 million for any Measurement Period.

SECTION 3.          Representations and Warranties.  Borrower hereby represents, warrants and acknowledges the following:

(a)          Before and after giving effect to this Amendment, the representations and warranties of Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material aspects as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements of Borrower and its Subsidiaries furnished pursuant to Section 6.01(a) and Section 6.01(b), respectively, of the Credit Agreement.

(b)          After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(c)          The Consolidated EBITDA for the Measurement Period ended June 30, 2011 was not less than $55.0 million.

SECTION 4.          Conditions Precedent to Effectiveness.  The effectiveness of this Amendment is subject to the prior satisfaction of the following conditions precedent:

(a)          Borrower shall have paid all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (and any previously contemplated amendments, waivers, forbearances or documents of similar import), including the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, with respect thereto.

(b)          Borrower shall have delivered to the Administrative Agent (or its counsel) a copy of this Amendment executed by Borrower and the Administrative Agent (or its counsel) shall have received from each Lender and each of the other parties hereto a counterpart of this Amendment executed on behalf of such party (which may transmitted by facsimile or by email). Administrative Agent shall furnish a fully executed counterpart of this Amendment to Borrower and shall notify Borrower of the effective date of this Amendment promptly after such date.

SECTION 5.          Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment and (b) each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

SECTION 6.          Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 7.          Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by telecopier or email (in .pdf or .tif) shall be effective as delivery of a manually executed counterpart.

SECTION 8.          Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PHIBRO ANIMAL HEALTH CORPORATION

By:		/s/ Richard G. Johnson
	Name:	Richard G. Johnson
	Title:	Chief Financial Officer

[Credit Agreement Amendment No. 2]

BANK OF AMERICA, N.A., as Administrative Agent

By:		/s/ Kristine Thennes
	Name:	Kristine Thennes
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:		/s/ Stacey Hamilton Sandler
	Name:	Stacey Hamilton Sandler
	Title:	Senior Vice President

[Credit Agreement Amendment No. 2]

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
as a Lender

By:		/s/ Stephen Gilbert
	Name:	Stephen Gilbert
	Title:	Vice President

By:		/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Managing Director

[Credit Agreement Amendment No. 2]

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:		/s/ Francis S. Kelly
	Name:	Francis S. Kelly
	Title:	Senior Vice President

[Credit Agreement Amendment No. 2]